EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow Production & Product Update on Electricity-Generating Glass

Columbia, MD – September 7, 2017 – SolarWindow Technologies, Inc. (OTCQB: WNDW) today provides an important update on the manufacturing, marketing and product fabrication targets for its electricity-generating products for tall towers and skyscrapers.

This update provides further details about the company’s key in-place and planned initiatives for the upcoming quarters and follows on the heels of its recently announced production agreement with Triview Glass Industries LLC, an award-winning custom fabricator located in suburban Los Angeles.

Consuming almost 40% of all the electricity generated in the U.S., at a cost of over $140 billion, commercial buildings are ideal customers for the company’s electricity-generating windows. SolarWindow™ products could reduce electricity demand by 30%-50% in tall towers and provide a one-year financial payback, according to independently-validated engineering modeling.

“Our first goal was to invent transparent liquid electricity-generating coatings for commercial use,” states Mr. John Conklin, President and CEO of SolarWindow Technologies. “Now, our goals are to turn those inventions into fabricated commercial products and bring those products to market in order to turn entire buildings into vertical power generators.”

SOLARWINDOW PRODUCTION AGREEMENT

SolarWindow has entered into a Process Integration and Production Agreement with Triview Glass Industries, LLC, which will serve as the company’s regional glass fabricator.

With its state-of-the-art plant, producing twelve specialty glass product lines, Triview is the company’s first-ever production site.

Glass moves to tempering machine after horizontal wash at Triview Glass Source: SolarWindow Technologies, Inc.

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Important goals and features of the Agreement and SolarWindow partnership with Triview include:

1.	Integration of SolarWindow™ coatings and methods into the Triview manufacturing processes;

2.	Fabrication of specific SolarWindow™ electricity-generating products at commercial scale, at Triview;

3.	Development of any patents, intellectual property, and new inventions or discoveries will be owned by SolarWindow; and

4.	Existing processes at Triview are highly-adaptable to the development of new SolarWindow™ product lines, especially those featuring tempered, laminated, and insulated glass products.

Triview manufactures a wide variety of architectural and decorative glass products using specific production methods and processes which support the fabrication of SolarWindow™ electricity-generating glass.

MARKET DEPLOYMENT

In preparation of meeting immediate manufacturing, marketing, and expanded product application goals, SolarWindow is pleased to provide the following key in-place and planned initiatives:

•	Q4 (2017) - Q2 (2018): Capital raise for integration of SolarWindow ™ at Triview, the acquisition of coating and ancillary equipment for installation at Triview to fabricate electricity-generating glass products, and for working capital.

SolarWindow will provide ongoing updates on fabrication and production targets, and additional commercial collaborations.

•	Q2 - Q3 (2018): Follow-on capital raise for the build-out of technical and production personnel; and purchase and installation of additional manufacturing equipment, raw materials and supplies.

Ongoing updates on product lines; sales and marketing, and distribution channels will be provided by SolarWindow.

TECHNOLOGY

Novel SolarWindow technologies for generating electricity on glass are the result of numerous years of research and development. Among important breakthroughs which have enabled today’s announcement:

•	SolarWindow scientists and engineers applied layers of the company’s liquid coatings on to Corning® Willow® Glass and laminated them under conditions that simulate the high pressure and temperatures of the manufacturing processes used by commercial glass and window producers. The result is a bendable glass ‘veneer’, as thin as a business card, which generates electricity;

•	SolarWindow™ electricity-generating coatings withstand real-world environmental conditions, including extreme temperatures variations; and

•	Engineers confirmed the ability of SolarWindow electricity-generating coatings to withstand the high-stress rigors of the ‘autoclave’ manufacturing processes used by commercial glass and window producers. Autoclave-manufacturing is a common method of production for flat, curved, tempered and solar glass fabrication.

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About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows and other materials into electricity generators under natural, artificial, low, shaded, and even reflected light conditions.

Our liquid coating technology has been presented to members of the U.S. Congress and has received recognition in numerous industry publications. Our SolarWindow™ technology has been independently validated to generate 50-times the power of a conventional rooftop solar system and achieves a one-year payback when modeled on a 50-story building.

For additional information, please call Briana Erickson at 800-213-0689 or visit:

www.solarwindow.com.

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http://solarwindow.com/investors/faqs/.

Media Contact:

TrendLogic PR

800-992-6299

contact@trendlogicpr.com

Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

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Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

•	Facebook
•	Twitter

* This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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